UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St., Suite 450 Needham, MA		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 11, 2024, Candel Therapeutics, Inc. (the “Company”) issued a press release announcing positive topline data from its phase 3 randomized, double-blinded and placebo-controlled clinical trial in the United States conducted under a Special Protocol Assessment (“SPA”) with the U.S. Food and Drug Administration (“FDA”) evaluating CAN-2409 viral immunotherapy in localized prostate cancer patients who have an intermediate-to-high risk for disease progression. The Company also announced that its phase 2b randomized, double-blind, placebo-controlled clinical trial in the United States evaluating CAN-2409 in patients with low-to-intermediate risk, localized prostate cancer undergoing active surveillance did not meet its primary endpoint. The Company will hold a meeting at 8:30 am ET on December 11, 2024 to present the topline data results from these phase 3 and phase 2b clinical trials.

A copy of the full press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the presentation to be shown at the meeting on December 11, 2024, is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. The presentation will also be available on the investor relations section of the Company’s website at https://ir.candeltx.com/. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K are furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 8.01	Other Events.

Phase 3 Trial Results for CAN-2409 in Intermediate-to-High Risk Prostate Cancer

On December 11, 2024, the Company announced positive topline data from its phase 3 clinical trial in the United States conducted under a SPA with the FDA evaluating patients with newly diagnosed, localized prostate cancer who have an intermediate-to-high risk for progression. The 2:1 randomized, double-blind, placebo-controlled, multicenter clinical trial enrolled 745 patients (intent to treat population (“ITT”)) to evaluate the effectiveness and safety of CAN-2409 plus prodrug (valacyclovir) viral immunotherapy in combination with standard of care external beam radiation therapy to improve disease-free survival (“DFS”) in patients with intermediate-to-high-risk, localized prostate cancer. Patients were randomized and stratified for the use of short-term (< 6 months) androgen deprivation therapy (“ADT”). The study met its primary endpoint, demonstrating a statistically significant improvement in disease-free survival compared to the control arm. Key topline results include:

•	Statistically significant improvement in DFS for CAN-2409 plus radiation therapy (n=496) vs. radiation therapy alone (n=249) (p=0.0155; HR 0.7) in the intent to treat population

•	Observed a 14.5% relative improvement in DFS at 54 months for the CAN-2409 treatment arm compared to the placebo control arm

•	DFS improvement was observed both in patients receiving short-term ADT and in patients not receiving ADT

•

In an analysis that focused on prostate-specific outcomes (e.g., censored mortality due to other causes), CAN-2409 showed a highly significant effect (p=0.0046; HR 0.6) on prostate cancer-free survival

•

Significant increase in the proportion of patients achieving a prostate-specific antigen (“PSA”) nadir (<0.2 ng/ml) was observed in the treatment arm compared to the placebo control arm (67.1% vs. 58.6%, respectively; p=0.0164)

•	CAN-2409 induced 80.4% pathological complete responses in the 2-year post-treatment biopsies compared to 63.6% observed in the control arm (p=0.0015)

The median follow-up time for the recruited population was 50.3 months. The primary outcome measure, DFS, included the evaluation of post-treatment biopsies, performed at two years from the end of radiation, for the presence of tumor recurrence. Local or systemic recurrence and death from any cause were also part of the DFS endpoint.

The safety profile of CAN-2409 was generally consistent with previous studies, with no new safety signals identified. The most common CAN-2409-related adverse events were flu-like symptoms, fever and chills, which were generally mild to moderate in severity and self-limited.

Based on these results, Candel intends to initiate discussions with the FDA regarding the regulatory pathway for CAN-2409 in intermediate-to-high-risk localized prostate cancer, and anticipates submitting a biologics license application for CAN-2409 in the fourth quarter of 2026.

Phase 2b Trial Results for CAN-2409 in Low-to-Intermediate Risk Prostate Cancer

On December 11, 2024, the Company also reported that the phase 2b clinical trial of monotherapy CAN-2409 in 190 patients with low-to-intermediate risk localized prostate cancer undergoing active surveillance showed numerical improvement in time to radical treatment and the percentage of patients achieving negative (prostate cancer-free) biopsies at 1-year post-treatment. However, these differences did not reach statistical significance. The safety profile of CAN-2409 was generally consistent with that reported in the phase 3 clinical trial.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 11, 2024

99.2	Presentation dated December 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: December 11, 2024	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer